CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 15, 2006, relating to the financial statements and financial highlights which appears in the March 31, 2006 Annual Report to Shareholders of the Tweedy, Browne Global Value Fund and the Tweedy, Browne American Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Custodian, Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 29, 2006